EXHIBIT 99.1

KeyW Reports First-Quarter 2019 Financial Results

•	Revenue of $113.8 million

•	Operating income of $1.2 million

•	Adjusted EBITDA (see Table 1 below) of $8.8 million or 7.7% of revenue

•	Contract awards of $87 million

HANOVER, Md., May 7, 2019 (GLOBE NEWSWIRE)—The KeyW Holding Corporation (NASDAQ: KEYW), today announced first-quarter 2019 financial and operating results.

CEO Commentary

“Our first quarter results were largely in-line with company expectations and we continue to see strong sequential momentum for the remainder of the year. Based on the financial results for the first quarter and our outlook for the remainder of the year, our full-year 2019 expectations remain intact," said Bill Weber, KeyW’s president and chief executive officer. "We look forward to our combination with Jacobs - this transaction provides a platform to accelerate KeyW’s success in leveraging its core competencies in ISR, Cyber and Analytics and creates significant shareholder value.”

First-Quarter 2019 Results

Revenues of $113.8 million for the quarter decreased by $12.0 million compared to the prior-year quarter. The decrease in revenue was primarily attributable to the completion of our flight services contract and lower related product solution sales, partially offset by the ramp up on new awards.

Operating income for the quarter was $1.2 million, compared with operating income of $0.7 million in the prior-year quarter. Program profitability was in-line with the prior-year quarter and operating expenses declined due to reduced facility costs during the first quarter of 2019 and higher integration-related expenses incurred during the first quarter of 2018.

GAAP net loss for the quarter was $4.1 million, or ($0.08) per diluted share compared to GAAP net loss of $3.4 million, or ($0.07) per diluted share in the prior-year quarter. The variance is due primarily to higher interest expense associated with borrowings under our 2018 credit facility in the first quarter of 2019 when compared to our 2017 credit facility, under which we operated in the first quarter of 2018.

Adjusted EBITDA for the quarter was $8.8 million, or 7.7% of revenue, compared to $11.6 million, or 9.2% of revenue, in the prior-year quarter. The decrease in adjusted EBITDA was driven primarily by the completion of our flight services contract and lower related product solution sales, partially offset by the reduction in operating expenses discussed above.

Net cash used in operating activities improved by $4.0 million for the first quarter of 2019, when compared to the prior year quarter, primarily due to a reduction in receivables driven by improved collection efforts, partially offset by lower cash earnings and the timing of fringe benefit related payments. Cash and cash equivalents totaled $25.5 million as of March 31, 2019.

Adjusted EBITDA, a non-GAAP measure excludes: non-cash expenses related to depreciation, intangible amortization and share-based compensation; gain or loss on sale of assets; interest expense, net; income tax expense or benefit, net; acquisition and integration costs; and other non-recurring expenses. See KeyW’s non-GAAP financial measures and the related reconciliation to GAAP measures included elsewhere in this release.

Business Development Highlights and Contract Awards

KeyW reported total backlog at March 31, 2019 of $1.1 billion, the same level as the quarter-ending December 31, 2018. In addition, the company had approximately $1.6 billion in proposals submitted and awaiting award as of March 31, 2019.

First-quarter awards were comprised of 79% new business and base growth and 21% were recompete awards. Notable awards for the quarter included the following:

U.S. Intelligence Community: KeyW was awarded a $34 million prime contract extension with a national security customer to provide software development, systems engineering and integration support for automated and assisted radio frequency processing, analysis and reporting.

U.S. Intelligence Community: KeyW was awarded a $10.5 million contract modification with a national security customer developing critical software solutions. This award includes new work and the continuation of software development efforts for classified systems supporting enduring national security missions.

Naval Research Lab (NRL): KeyW was awarded a 2-year, $9.3 million contract from NRL to perform research, development, test and evaluation services using network emulation systems to examine both current and proposed Navy communications and network systems and protocols. KeyW engineers and scientists will model, simulate, emulate and integrate hardware and software systems in various testbeds to provide risk assessment and technology recommendations for Navy and Joint tactical networks.

Defense Advanced Research Projects Agency (DARPA): KeyW was awarded a 3-year, $6.5 million contract from DARPA for Systematizing Confidence in Open Research and Evidence (SCORE). Under this contract, KeyW’s data scientists will develop and deploy automated tools to assign “Confidence Scores” to various Social and Behavioral Science research results and claims.

Department of Defense: KeyW was awarded a $5.4 million contract modification as a key subcontractor to Lockheed Martin on the U.S. Army Training Aids, Devices, Simulators and Simulations Maintenance Program (ATMP) contract. Under its contract, KeyW applies its mission understanding and technical expertise to advance Army modeling, simulation and training capabilities.

Trailing twelve-month awards were $660 million, of which approximately 73% is new business and base growth and 27% secures our base business via contract extensions and recompete awards.

Due to the pending transaction with Jacobs, KeyW will not be updating its outlook for fiscal 2019 and will not be hosting a conference call regarding its first quarter 2019 business results.

About KeyW

KeyW is an innovative national security solutions provider to the Intelligence, Cyber, and Counterterrorism communities. KeyW’s advanced technologies in cyber; intelligence, surveillance and reconnaissance; and analytics span the full spectrum of customer missions and enhanced capabilities. The company’s highly skilled workforce solves complex customer challenges such as preventing cyber threats, transforming data to actionable intelligence, and building and deploying sensor packages into any domain. For more information, please visit www.KeyWCorp.com or follow @KeyWCorp on Twitter.

NOTICE TO INVESTORS ABOUT THE PROPOSED TENDER OFFER FOR KEYW SHARES: KeyW and Jacobs Engineering Group, Inc. (“Jacobs”) entered into a definitive Agreement and Plan of Merger on April 21, 2019 (the “Merger Agreement”), providing for the acquisition of all of the shares of KeyW common stock for $11.25 per share. Pursuant to the terms of the Merger Agreement, Atom Acquisition Sub, Inc., a wholly-owned subsidiary of Jacobs (“Purchaser”) will conduct an all-cash tender offer for 100% of KeyW’s common stock (the “Offer”) and, subject to the successful completion of the Offer, Merger Sub will merge with and into KeyW (the “Merger”) resulting in KeyW becoming a wholly owned indirect subsidiary of Jacobs. The Offer for the outstanding shares of KeyW has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of KeyW, nor is it a substitute for the tender offer materials that Jacobs Purchaser will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. At the time the Offer is commenced, Jacobs and Purchaser will file tender offer materials on Schedule TO, and KeyW will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF KEYW COMMON STOCK ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF KEYW COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of KeyW at no expense to them. In addition, KeyW and Jacobs file annual, quarterly and special reports and other information with the SEC.

Investors and security holders may obtain free copies of the tender offer materials and the Solicitation/Recommendation Statement (when available) and other documents filed with the SEC by KeyW or Jacobs through the website maintained by the SEC at http://www.sec.gov, KeyW’s website at keywcorp.com or Jacobs’ website at Jacobs.com. In addition, the documents (when available) may be obtained free of charge by contacting the investor relations department of KeyW or Jacobs.

Forward-Looking Statements: Statements made in this press release that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to: statements about our future expectations, plans and prospects; and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “potential,” “opportunities,” and similar expressions. Our actual results, performance or achievements or industry results may differ materially from those expressed or implied in these forward-looking statements. These statements involve numerous risks and uncertainties, including but not limited to, our ability to ultimately realize revenue from bookings and awards reported in this press release, and those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 12, 2019 and other filings that we make with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. In addition, there are various risks and uncertainties associated with the pending merger transaction between the Company and Jacobs Engineering Group, Inc., including the occurrence of any event, change or other circumstances that could give rise to the right of one or both of KeyW and Jacobs to terminate the definitive merger agreement between KeyW and Jacobs; the outcome of any legal proceedings that may be instituted against KeyW, Jacobs or their respective shareholders or directors; the ability to obtain regulatory approvals and meet other conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated or that are material and adverse to KeyW’s business; a delay in closing the merger; business disruptions from the proposed tender offer and merger that will harm KeyW’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the tender offer or merger; certain restrictions during the pendency of the tender offer or merger that may impact KeyW’s ability to pursue certain business opportunities or strategic transactions; the ability of KeyW to retain and hire key personnel; and the business, economic and political conditions in the sectors in which KeyW operates. KeyW is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise, unless required by law.

Investor Contact: Mark Zindler Vice President, Investor Relations and Treasury 703.817.4908 investors@keywcorp.com	Media Contact: Karen Coker Director, Corporate Communications 443.733.1613 communications@keywcorp.com

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations (unaudited)

	Three months ended March 31,
	2019	2018 (1)
	(In thousands, except per share amounts)
Revenues	$113,761	$125,742
Costs of revenues, excluding amortization	85,501	94,216
Operating expenses	24,902	26,917
Intangible amortization expense	2,150	3,941
Operating income	1,208	668
Interest expense, net	6,308	4,828
Other non-operating income, net	(73)	(5)
Loss before income taxes	(5,027)	(4,155)
Income tax benefit, net	(977)	(756)
Net loss	$(4,050)	$(3,399)

Weighted average common shares outstanding
Basic	49,988	49,866
Diluted	49,988	49,866

Loss per share
Basic	$(0.08)	$(0.07)
Diluted	$(0.08)	$(0.07)
(1) The balances for the three months ended March 31, 2018, have been revised to reflect the correction of certain errors that management has determined are not material.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (unaudited)

	March 31, 2019(1)	December 31, 2018
ASSETS	(In thousands, except par value per share amounts)
Current assets:
Cash and cash equivalents	$25,533	$36,133
Accounts receivable, net	33,216	27,661
Unbilled receivables, net	57,289	59,357
Inventories, net	24,639	24,111
Prepaid expenses and other current assets	2,295	2,797
Income tax receivable	172	155
Assets held for sale	—	2,296
Total current assets	143,144	152,510
Property and equipment, net	25,614	21,073
Goodwill	455,197	455,197
Other intangibles, net	41,454	43,604
Operating lease right-of-use assets	35,333	—
Other non-current assets	3,107	3,597
TOTAL ASSETS	$703,849	$675,981
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,481	$15,578
Accrued expenses	18,710	17,236
Accrued salaries and wages	21,374	32,036
Operating lease liabilities current	3,852	—
Convertible senior notes – current portion, net of discount	22,299	22,040
Deferred revenue	2,726	1,622
Other current liabilities	4,524	4,230
Total current liabilities	89,966	92,742
Term loan – non-current portion, net of discount	269,118	268,924
Deferred tax liability, net	12,731	13,955
Operating lease liabilities non-current	44,210	—
Other non-current liabilities	1,349	10,130
TOTAL LIABILITIES	417,374	385,751
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 100,000 shares authorized, 50,062 and 49,996 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	50	50
Additional paid-in capital	431,537	430,209
Accumulated deficit	(142,759)	(138,709)
Accumulated other comprehensive loss	(2,353)	(1,320)
Total stockholders’ equity	286,475	290,230
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$703,849	$675,981
(1) The Company adopted the requirements of Accounting Standards Update (ASU) No. 2016-02, Leases, as amended as of January 1, 2019, using the modified retrospective method, and therefore, there is a lack of comparability to the prior periods presented.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three months ended March 31,
	2019(2)	2018 (1)
	(In thousands)
Net loss	$(4,050)	$(3,399)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	1,313	1,180
Depreciation and amortization expense	4,256	7,059
Non-cash interest expense	514	1,911
(Gain) loss on disposal of assets	(220)	151
Deferred taxes	(960)	(689)
Changes in assets and liabilities:
Accounts receivable, net	(5,555)	12,817
Unbilled receivables, net	2,069	(33,858)
Inventories, net	(528)	(507)
Prepaid expenses and other current assets	227	371
Accounts payable	903	1,914
Accrued expenses	(10,408)	(2,894)
Other non-current assets and liabilities	178	(344)
Net cash used in operating activities	(12,261)	(16,288)
Cash flows from investing activities:
Purchases of property and equipment	(1,766)	(788)
Proceeds from sale of property and equipment	3,412	—
Net cash provided by (used in) investing activities	1,646	(788)
Cash flows from financing activities:
Principal payments of term note	—	(1,688)
Proceeds from revolver	—	9,000
Repayment of revolver	—	(5,000)
Other	15	32
Net cash provided by financing activities	15	2,344
Net decrease in cash and cash equivalents	(10,600)	(14,732)
Cash and cash equivalents at beginning of period	36,133	17,832
Cash and cash equivalents at end of period	$25,533	$3,100
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,155	$3,786
Cash paid for taxes	$—	$1
(1) The balances for the three months ended March 31, 2018, have been revised to reflect the correction of certain errors that management has determined are not material.
(2) The Company adopted the requirements of Accounting Standards Update (ASU) No. 2016-02, Leases, as amended as of January 1, 2019, using the modified retrospective method, and therefore, there is a lack of comparability to the prior periods presented.

Non-GAAP Financial Measures
Contract awards, as defined by KeyW, represent the actual or estimated value of contracts received for which funding has or has not been appropriated as well as unexercised priced contract options. Awards may include a contract won, but subsequently protested, future potential task orders expected to be awarded under indefinite delivery/indefinite quantity ("IDIQ"), General Services Administration Schedule or other master agreement contract vehicles, where task orders are not competitively awarded or separately priced but instead are used as a funding mechanism, and where there is a basis for estimating future value and funding on future task orders is anticipated. Due to numerous factors, we may never realize revenue from some of the engagements that are included in our awards. In addition, the estimated contract value specified under a U.S. Government contract or task order awarded to us is not necessarily indicative of the revenue that we will realize under that contract.
Adjusted EBITDA and adjusted EBITDA margin, as defined by KeyW, are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. The adjusted EBITDA reconciliation table and adjusted EBITDA as percentage of full year revenue guidance reconciliation table below provide a reconciliation of these non-U.S. GAAP financial measures to net income (loss) and estimated net income (loss) margin, the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. Adjusted EBITDA and adjusted EBITDA margin should not be considered as alternatives to net income, net income margin, operating income or any other measure of financial performance calculated and presented in accordance with U.S. GAAP. Our adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because other companies may not calculate adjusted EBITDA, adjusted EBITDA margin or similarly titled measures in the same manner as we do. We prepare adjusted EBITDA and adjusted EBITDA margin to eliminate the impact of items that we do not consider indicative of our core operating performance. We encourage you to evaluate these adjustments and the reasons we consider them appropriate.
We believe adjusted EBITDA and adjusted EBITDA margin are useful to investors in evaluating our operating performance for the following reasons:

•
we have various non-recurring transactions or non-operating transactions and expenses that directly impact our net income. Adjusted EBITDA is intended to approximate the net cash provided by operations by adjusting for non-recurring or non-operating items; and

•	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
Our board of directors and management use adjusted EBITDA:

•	as a measure of operating performance;

•	to determine a significant portion of management's incentive compensation;

•	for planning purposes, including the preparation of our annual operating budget; and

•	to evaluate the effectiveness of our business strategies.
Although adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Some of these limitations are:

•	adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or other contractual commitments;

•	adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	adjusted EBITDA does not reflect interest expense or interest income;

•	adjusted EBITDA does not reflect cash requirements for income taxes;

•	adjusted EBITDA does not include non-cash expenses related to share based compensation;

•	adjusted EBITDA does not include acquisition, integration, and divestiture costs;

•	adjusted EBITDA does not include non-cash gain or loss on sale of assets;

•	adjusted EBITDA does not include other adjustments which are non-recurring expenses;

•
although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and

•	other companies in our industry may calculate adjusted EBITDA or similarly titled measures differently than we do, limiting its usefulness as a comparative measure.

THE KeyW HOLDING CORPORATION AND SUBSIDIARIES
Adjusted EBITDA Reconciliation Table (unaudited)
Table 1

	Three months ended March 31,
	2019	2018 (1)
	(in thousands)
Net loss	$(4,050)	$(3,399)
Depreciation	2,106	3,118
Intangible amortization	2,150	3,941
Share-based compensation	1,313	1,180
Gain on sale of assets	(220)	—
Interest expense, net	6,308	4,828
Income tax benefit, net	(977)	(756)
Acquisition, integration, and divestiture costs	1,089	773
Other adjustments	1,078	1,870
Adjusted EBITDA	$8,797	$11,555
(1) The balances for the three months ended March 31, 2018, have been revised to reflect the correction of certain errors that management has determined are not material.
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